Exhibit 10.1
                                                                EXECUTION COPY
                                  AMENDMENT

      This AMENDMENT, dated as of December 5, 2002 (this "Amendment"), is made to that certain Credit Agreement, dated as of October 11, 2002, (the "Credit Agreement"), among Alliant Energy Corporation (the "Borrower"), the lenders party thereto (the "Lenders") and Bank One, NA, as agent (the "Agent").

                             PRELIMINARY STATEMENT:

      The Borrower, the Lenders and the Agent previously entered into the Credit Agreement. The Borrower has requested that the Lenders agree to the amendment to the Credit Agreement as set forth herein, and the Majority Lenders have agreed to such request, subject to the terms and conditions of this Amendment. Therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

      SECTION 1. Definitions. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

      SECTION 2. Amendment. Section 5.02(a) of the Credit Agreement is amended by (i) deleting the word "and" from clause (x) of such Section, (ii) replacing the heading "(xi)" in clause (xi) of such Section with the heading "(xii)" and (iii) inserting the following new clause (xi) immediately following clause (x) of such Section:

      (xi) Liens on the capital stock and assets of Whiting Petroleum Corporation ("Whiting") to secure not more than $230 million aggregate principal amount of Debt of Whiting under a loan agreement to be entered into by Whiting on or before December 31, 2002; and

      SECTION 3. Conditions of Effectiveness. Section 2 of this Amendment shall become effective as of the date first set forth above when each of the following conditions shall have been fulfilled:

      (i) the Majority Lenders and the Borrower shall have executed and delivered to the Agent a counterpart of this Amendment;

      (ii) the Borrower shall have paid (A) to the Agent, for the account of each Lender that shall have executed and delivered to the Agent a counterpart of this Amendment on or before 12:00 noon (New York City time) on December 5, 2002, an upfront fee of 0.10% of the aggregate amount of the Commitment of such Lender, and (B) all fees payable hereunder or payable pursuant to the Fee Letter, dated the date hereof, between the Borrower and the Agent; and

      (iii) the representations and warranties set forth in Section 4 hereof shall be true and correct on and as of the date of effectiveness of this Amendment as though made on and as of such date.

      SECTION 4. Representations and Warranties. The Borrower represents and warrants that (a) the representations and warranties contained in Article IV of the Credit Agreement, as amended hereby (with each reference therein to (i) "this Agreement", "hereunder" and words of like import referring to the Credit Agreement being deemed to be a reference to this Amendment and the Credit Agreement, as amended hereby, and (ii) "Loan Documents", "thereunder" and words of like import being deemed to include this Amendment and the Credit Agreement, as amended hereby) are true and correct on and as of the date hereof as though made on and as of such date, and (b ) no event has occurred and is continuing, or would result from the execution and delivery of this Amendment, that constitutes an Unmatured Default or an Event of Default.

      SECTION 5. Effect on the Credit Agreement. Except as specifically provided above, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

      SECTION 6. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto, and all costs and expenses (including, without limitation, counsel fees and expenses), if any, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment.

      SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

      SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of the New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                         ALLIANT ENERGY CORPORATION

                                         By:  /s/ Enrique Bacalao
                                              ------------------------
                                         Name: Enrique Bacalao
                                         Title:   Assistant Treasurer





                                         BANK ONE, NA,
                                         as Agent, LC Issuing Bank and as Lender

                                         By:   /s/ Madeleine N. Pember
                                               -----------------------------
                                         Name:  Madeleine N. Pember
                                         Title:   Director








                       SIGNATURE PAGE TO AMENDMENT